Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.6

TAX RECEIVABLE AGREEMENT (MANAGEMENT)

among

EMDEON INC.

and

THE PERSONS NAMED HEREIN

Dated as of August 17, 2009

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

-i-

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 7.10.	Withholding	18

Section 7.11.	Admission of the Corporate Taxpayer into a Consolidated Group: Transfers of Corporate Assets	19

Section 7.12.	Confidentiality	19

Section 7.13.	Change in Law	20

-ii-

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

TAX RECEIVABLE AGREEMENT (MANAGEMENT)

This TAX RECEIVABLE AGREEMENT (MANAGEMENT) (this “Agreement”), dated as of August 17, 2009, is hereby entered into by and among Emdeon Inc., a Delaware corporation (the “Corporate Taxpayer”), and each of the persons from time to time party hereto.

RECITALS

WHEREAS, the Equity Plan Members (as defined below) hold member interests (the “Units”) in EBS Master LLC, a Delaware limited liability company (“EBS”), which is classified as a partnership for United States federal income tax purposes;

WHEREAS, the Corporate Taxpayer is the managing member of EBS, and holds and will hold, directly and/or indirectly, Units;

WHEREAS, the Units held by the Equity Plan Members may be exchanged for cash or Class A common stock (the “Class A Shares”) of the Corporate Taxpayer, subject to the provisions of the LLC Agreement (as defined below);

WHEREAS, EBS and each of its direct and indirect subsidiaries treated as a partnership for United States federal income tax purposes currently have and will have in effect an election under Section 754 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for each Taxable Year in which a taxable acquisition of Units by the Corporate Taxpayer or EBS from an Equity Plan Member for cash or Class A Shares (an “Exchange”) occurs;

WHEREAS, the income, gain, loss, expense and other Tax (as defined below) items of the Corporate Taxpayer may be affected by (i) the Basis Adjustments (as defined below) and (ii) the Imputed Interest (as defined below); and

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effect of the Basis Adjustments and Imputed Interest on the liability for Taxes of the Corporate Taxpayer.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

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pursuant to Rule 83 of the Securities and Exchange Commission.

“Agreed Rate” means LIBOR plus 100 basis points.

“Agreement” is defined in the Recitals of this Agreement.

“Amended Schedule” is defined in Section 2.3(b) of this Agreement.

“Basis Adjustment” means the adjustment to the tax basis of a Reference Asset under Sections 732, 734(b) and 1012 of the Code (in situations where, as a result of one or more Exchanges, EBS becomes an entity that is disregarded as separate from its owner for tax purposes) or under Sections 734(b), 743(b) and 754 of the Code (in situations where, following an Exchange, EBS remains in existence as an entity for U.S. federal income tax purposes) and, in each case, comparable sections of state and local tax laws, as a result of an Exchange with respect to Units held by the Equity Plan Members and the payments made to the Equity Plan Members pursuant to this Agreement. For the avoidance of doubt, the amount of any Basis Adjustment resulting from an Exchange of one or more Units shall be determined without regard to any Pre-Exchange Transfer of such Units and as if any such Pre-Exchange Transfer had not occurred.

A “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the Board of Directors of the Corporate Taxpayer.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Change in Tax Law” is defined in Section 7.13 of this Agreement.

“Change of Control” means the occurrence of any of the following events:

(i) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto, excluding a group of Persons which includes one or more Affiliates of Hellman & Friedman LLC and one or more Affiliates of GA LLC, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporate Taxpayer representing more than 50% of the combined voting power of the Corporate Taxpayer’s then outstanding voting securities; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors of the Corporate Taxpayer then serving: individuals who, on the IPO Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Corporate Taxpayer’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the IPO Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or

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(iii) there is consummated a merger or consolidation of the Corporate Taxpayer with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Corporate Taxpayer immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(iv) the shareholders of the Corporate Taxpayer approve a plan of complete liquidation or dissolution of the Corporate Taxpayer or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets, other than such sale or other disposition by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporate Taxpayer in substantially the same proportions as their ownership of the Corporate Taxpayer immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii) and clause (iii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporate Taxpayer immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporate Taxpayer immediately following such transaction or series of transactions.

“Class A Shares” is defined in the Recitals of this Agreement.

“Code” is defined in the Recitals of this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporate Taxpayer” is defined in the Recitals of this Agreement.

“Corporate Taxpayer Return” means the federal and/or state and/or local Tax Return, as applicable, of the Corporate Taxpayer filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporate Taxpayer, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence

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“Default Rate” means LIBOR plus 500 basis points.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state and local tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Dispute” has the meaning set forth in Section 7.8(a) of this Agreement.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Effective Date” is defined in Section 4.2 of this Agreement.

“Early Termination Notice” is defined in Section 4.2 of this Agreement.

“Early Termination Schedule” is defined in Section 4.2 of this Agreement.

“Early Termination Payment” is defined in Section 4.3(b) of this Agreement.

“Early Termination Rate” means the lesser of (i) 6.5% per annum, compounded annually, and (ii) LIBOR plus 100 basis points.

“Equity Plan Members” means the parties hereto other than the Corporate Taxpayer and each other individual who from time to time executes a joinder agreement in accordance with Section 7.6 of this Agreement.

“Exchange” is defined in the Recitals of this Agreement.

“Exchange Basis Schedule” is defined in Section 2.1 of this Agreement.

“Exchange Date” means the date of any Exchange.

“Expert” is defined in Section 7.9 of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of (i) the Corporate Taxpayer and (ii) without duplication, EBS, but only with respect to Taxes imposed on EBS and allocable to the Corporate Taxpayer or to the other members of the consolidated group of which the Corporate Taxpayer is the parent, in each case using the same methods, elections, conventions and similar practices used on the relevant Corporate Taxpayer Return, but (i) using the Non-Stepped Up Tax Basis as reflected on the Exchange Basis Schedule including amendments thereto for the Taxable Year and (ii) excluding any deduction attributable to Imputed Interest for the Taxable Year. For the avoidance of doubt, Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to the Basis Adjustment or Imputed Interest.

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Imputed Interest” shall mean any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state and local tax law with respect to the Corporate Taxpayer’s payment obligations under this Agreement.

“Independent Director” means Dinyar S. Devitre, Jim D. Kever, Philip M. Pead and any other member of the Board who is not affiliated with any of the principal stockholders of the Corporate Taxpayer and who is neither a current officer nor a former officer of the Corporate Taxpayer or any of its Subsidiaries.

“Investors Tax Receivable Agreement (Reorganizations)” means the Tax Receivable Agreement (Reorganizations), dated as of August 17, 2009, by and among the Corporate Taxpayer, H&F ITR Holdco, L.P., GA ITR Holdco, L.P. and GA-H&F ITR Holdco, L.P.

“Investors Tax Receivable Agreement (Exchanges)” means the Tax Receivable Agreement (Exchanges), dated as of August 17, 2009, by and among the Corporate Taxpayer, H&F ITR Holdco, L.P., GA ITR Holdco, L.P. and GA-H&F ITR Holdco, L.P.

“IPO” means the initial public offering of Class A Shares by the Corporate Taxpayer.

“IPO Date” means the closing date of the IPO.

“IRS” means the United States Internal Revenue Service.

“LIBOR” means during any period, an interest rate per annum equal to the one-year LIBOR reported, on the date two days prior to the first day of such period, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBOR01” or by any other publicly available source of such market rate) for London interbank offered rates for United States dollar deposits for such period.

“LLC Agreement” means, with respect to EBS, the Sixth Amended and Restated Limited Liability Company Agreement of EBS.

“Market Value” shall mean the closing price of the Class A Shares on the applicable Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided, that if the closing price is not reported by the Wall Street Journal for the applicable Exchange Date, then the Market Value shall mean the closing price of the Class A Shares on the Business Day immediately preceding such Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided, further, that if the Class A Shares are not then listed on a national securities exchange or interdealer quotation system, “Market Value” shall mean the cash consideration paid for Class A Shares, or the fair market value of the other property delivered for Class A Shares, as determined by the Board in good faith.

“Material Objection Notice” has the meaning set forth in Section 4.2 of this Agreement.

“Non-Stepped Up Tax Basis” means, with respect to any Reference Asset at any time, the Tax basis that such asset would have had at such time if no Basis Adjustments had been made.

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Objection Notice” has the meaning set forth in Section 2.3(a) of this Agreement.

“Original Members” means the members of EBS on the date of, but immediately preceding, the IPO.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Pre-Exchange Transfer” means any transfer (including upon the death of an Equity Plan Member) or distribution in respect of one or more Units (i) that occurs prior to an Exchange of such Units, and (ii) to which Section 743(b) or 734(b) of the Code applies.

“Qualified Tax Advisor” means Paul, Weiss, Rifkind, Wharton & Garrison LLP, Simpson Thacher & Bartlett LLP, Deloitte Tax LLP, or any other law or accounting firm that is nationally recognized as being expert in Tax matters and that is reasonably acceptable to the Corporate Taxpayer.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the actual liability for Taxes of (i) the Corporate Taxpayer and (ii) without duplication, EBS, but only with respect to Taxes imposed on EBS and allocable to the Corporate Taxpayer or to the other members of the consolidated group of which the Corporate Taxpayer is the parent for such Taxable Year. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the actual liability for Taxes of (i) the Corporate Taxpayer and (ii) without duplication, EBS, but only with respect to Taxes imposed on EBS and allocable to the Corporate Taxpayer or to the other members of the consolidated group of which the Corporate Taxpayer is the parent for such Taxable Year, over the Hypothetical Tax Liability for such Taxable Year. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.9 of this Agreement.

“Reconciliation Procedures” has the meaning set forth in Section 2.3(a) of this Agreement.

“Reference Asset” means an asset that is held by EBS, or by any of its direct or indirect subsidiaries treated as a partnership or disregarded entity for purposes of the applicable Tax, at the time of an Exchange. A Reference Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence

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“Schedule” means any of the following: (i) an Exchange Basis Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule.

“Senior Obligations” is defined in Section 5.1 of this Agreement.

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Subsidiary Stock” means any stock or other equity interest in any subsidiary entity of EBS that is treated as a corporation for United States federal income tax purposes.

“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.2 of this Agreement.

“Tax Receivable Agreements” shall mean this Agreement, the Investors Tax Receivable Agreement (Reorganizations) and the Investors Tax Receivable Agreement (Exchanges).

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of the Corporate Taxpayer as defined in Section 441(b) of the Code or comparable section of state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the IPO Date.

“Taxes” means any and all United States federal, state and local taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” shall mean any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Units” is defined in the Recitals of this Agreement.

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“Valuation Assumptions” shall mean, as of an Early Termination Date, the assumptions that (1) in each Taxable Year ending on or after such Early Termination Date, the Corporate Taxpayer will have taxable income sufficient to fully utilize the deductions arising from the Basis Adjustments and the Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available, (2) the United States federal income tax rates and state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, (3) any loss carryovers generated by any Basis Adjustment or Imputed Interest and available as of the date of the Early Termination Schedule will be utilized by the Corporate Taxpayer on a pro rata basis from the date of the Early Termination Schedule through the scheduled expiration date of such loss carryovers, (4) any non-amortizable assets (other than any Subsidiary Stock) will be disposed of on the fifteenth anniversary of the applicable Basis Adjustment; provided, that in the event of a Change of Control, such non-amortizable assets shall be deemed disposed of at the time of sale of the relevant asset (if earlier than such fifteenth anniversary), (5) any Subsidiary Stock will be deemed never to be disposed of; provided, that, except in respect of a termination payment pursuant to Section 7.13(b), if (i) the ITR Entity delivers to the Corporate Taxpayer a written opinion of a Qualified Tax Advisor to the effect that as a result of a certain transaction (or series of transactions), it is more likely than not that the tax basis in the amortizable or depreciable assets of the Corporate Taxpayer will be increased by reference to the tax basis in such Subsidiary Stock and the tax basis in such Subsidiary Stock will decrease accordingly, and (ii) the Corporate Taxpayer determines that it is commercially reasonable to effectuate such transaction (or series of transactions), then the Valuation Assumptions will take into account such increased tax basis in the amortizable or depreciable assets of the Corporate Taxpayer, and (6) if, at the Early Termination Date, there are Units that have not been Exchanged, then each such Unit shall be deemed to be Exchanged for the Market Value of the Class A Shares and the amount of cash that would be transferred if the Exchange occurred on the Early Termination Date.

ARTICLE II

DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

Section 2.1. Basis Adjustment. Within 90 calendar days after the filing of the United States federal income tax return of the Corporate Taxpayer for each Taxable Year in which any Exchange has been effected, the Corporate Taxpayer shall deliver to each applicable Equity Plan Member a schedule (the “Exchange Basis Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, including with respect to each Exchanging party, for purposes of Taxes, (i) the Non-Stepped Up Tax Basis of the Reference Assets as of each applicable Exchange Date, (ii) the Basis Adjustment with respect to the Reference Assets as a result of the Exchanges effected by such Equity Plan Member *in such Taxable Year, calculated in the aggregate, (iii) the period (or periods) over which the Reference Assets are amortizable and/or depreciable and (iv) the period (or periods) over which each Basis Adjustment is amortizable and/or depreciable.

Section 2.2. Tax Benefit Schedule.

(a) Tax Benefit Schedule. Within 90 calendar days after the filing of the United States federal income tax return of the Corporate Taxpayer for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporate Taxpayer shall provide to each applicable Equity Plan Member a schedule showing, in reasonable detail and, at the request

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of the applicable Equity Plan Member, with respect to each separate Exchange, the calculation of the Realized Tax Benefit or Realized Tax Detriment attributable to such Equity Plan Member for such Taxable Year (a “Tax Benefit Schedule”). The Tax Benefit Schedule will become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(b)).

(b) Applicable Principles. Subject to Section 3.3(a), the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of the Corporate Taxpayer for such Taxable Year attributable to the Basis Adjustments and Imputed Interest, determined using a “with and without” methodology. For the avoidance of doubt, the actual liability for Taxes will take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as interest under the Code based upon the characterization of Tax Benefit Payments as additional consideration payable by the Corporate Taxpayer for the Units acquired in an Exchange. Carryovers or carrybacks of any Tax item attributable to the Basis Adjustment and Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local income and franchise tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to the Basis Adjustment or Imputed Interest and another portion that is not, such portions shall be considered to be used in accordance with the “with and without” methodology. The parties agree that (i) all Tax Benefit Payments attributable to the Basis Adjustments (other than amounts accounted for as interest under the Code) will (A) be treated as subsequent upward purchase price adjustments that give rise to further Basis Adjustments to Reference Assets for the Corporate Taxpayer and (B) have the effect of creating additional Basis Adjustments to Reference Assets for the Corporate Taxpayer in the year of payment, and (ii) as a result, such additional Basis Adjustments will be incorporated into the current year calculation and into future year calculations, as appropriate.

Section 2.3. Procedures, Amendments.

(a) Procedure. Every time the Corporate Taxpayer delivers to an Equity Plan Member an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.3(b), but excluding any Early Termination Schedule or amended Early Termination Schedule, the Corporate Taxpayer shall also (x) deliver to the Equity Plan Member schedules and work papers, as determined by the Corporate Taxpayer or requested by the Equity Plan Member, providing reasonable detail regarding the preparation of the Schedule and (y) allow the Equity Plan Member reasonable access at no cost to the appropriate representatives at the Corporate Taxpayer, as determined by the Corporate Taxpayer or requested by the Equity Plan Member, in connection with a review of such Schedule. Without limiting the application of the preceding sentence, each time the Corporate Taxpayer delivers to an Equity Plan Member a Tax Benefit Schedule, in addition to the Tax Benefit Schedule duly completed, the Corporate Taxpayer shall deliver to the Equity Plan Member the Corporate Taxpayer Return, the reasonably detailed calculation by the Corporate Taxpayer of the Hypothetical Tax Liability, the reasonably detailed calculation by the Corporate Taxpayer of the actual Tax liability, as well as any other work papers as determined by the Corporate Taxpayer or requested by the Equity Plan Member. An applicable Schedule or amendment thereto shall become final and binding on all parties 30 calendar days from the first date on which the Equity Plan Member has received

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the applicable Schedule or amendment thereto unless the Equity Plan Member (i) within 30 calendar days after receiving an applicable Schedule or amendment thereto, provides the Corporate Taxpayer with notice of a material objection to such Schedule (“Objection Notice”) made in good faith or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the parties, for any reason, are unable to successfully resolve the issues raised in the Objection Notice within 30 calendar days after receipt by the Corporate Taxpayer of an Objection Notice, the Corporate Taxpayer and the Equity Plan Member shall employ the reconciliation procedures as described in Section 7.9 of this Agreement (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Corporate Taxpayer (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the Equity Plan Member, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust the Exchange Basis Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”).

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.1. Payments.

(a) Payments. Within five (5) calendar days after a Tax Benefit Schedule delivered to an Equity Plan Member becomes final in accordance with Section 2.3(a), the Corporate Taxpayer shall pay to the Equity Plan Member for such Taxable Year the Tax Benefit Payment for such Equity Plan Member determined pursuant to Section 3.1(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by the Equity Plan Member to the Corporate Taxpayer or as otherwise agreed by the Corporate Taxpayer and the Equity Plan Member. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal estimated income tax payments. Notwithstanding anything herein to the contrary, in no event shall the aggregate Tax Benefit Payments in respect of any Exchange (other than amounts accounted for as interest under the Code) exceed 50% of the purchase price for the Units exchanged.

(b) A “Tax Benefit Payment” for an Equity Plan Member means an amount, not less than zero, equal to the sum of the Net Tax Benefit attributable to the Exchanges by such Equity Plan Member and the corresponding Interest Amount. For the avoidance of doubt, for Tax purposes, the Interest Amount shall not be treated as interest but instead shall be treated as additional consideration for the acquisition of Units in Exchanges, unless otherwise required by law. Subject to Section 3.3(a), the “Net Tax Benefit” for a Taxable Year shall be an amount

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equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over the total amount of payments previously made under this Section 3.1 to such Equity Plan Member (excluding payments attributable to Interest Amounts); provided, for the avoidance of doubt, that no Equity Plan Member shall be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” shall equal the interest on the Net Tax Benefit attributable to Exchanges by such Equity Plan Member calculated at the Agreed Rate from the due date (without extensions) for filing the Corporate Taxpayer Return with respect to Taxes for such Taxable Year until the Payment Date. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments, whether paid with respect to the Units that were Exchanged (i) prior to the date of such Change of Control or (ii) on or after the date of such Change of Control, shall be calculated by utilizing Valuation Assumptions (1), (3), (4) and (5), substituting in each case the terms “the closing date of a Change of Control” for an “Early Termination Date.”

Section 3.2. No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement provide that Tax Benefit Payments are paid to the Equity Plan Members pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized.

Section 3.3. Pro Rata Payments; Coordination of Benefits With Other Tax Receivable Agreements.

(a) Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate tax benefit of the Corporate Taxpayer’s deduction with respect to the NOLs, the Pre-IPO Basis Adjustments, the Basis Adjustments or Imputed Interest under the Tax Receivable Agreements (as such terms are defined in each Tax Receivable Agreement) is limited in a particular Taxable Year because the Corporate Taxpayer does not have sufficient taxable income, the limitation on the tax benefit for the Corporate Taxpayer shall be allocated among the Tax Receivable Agreements (and among all parties eligible for payments thereunder) in proportion to the respective amounts of Realized Tax Benefits that would have been determined under the Tax Receivable Agreements if the Corporate Taxpayer had sufficient taxable income so that there were no such limitation.

(b) If for any reason the Corporate Taxpayer does not fully satisfy its payment obligations to make all Tax Benefit Payments due under the Tax Receivable Agreements in respect of a particular Taxable Year, then the Corporate Taxpayer and the Equity Plan Members agree that (i) the Corporate Taxpayer shall pay the same proportion of each Tax Benefit Payment due under each of the Tax Receivable Agreements in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

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(c) To the extent that the Corporate Taxpayer makes payments to any Equity Plan Member in respect of a particular Taxable Year in an amount greater than the payments that should have been made in accordance with Section 3.3(b), then such Equity Plan Member shall be obligated to make payments to the ITR Entity (as defined in the Investors Tax Receivable Agreement (Reorganizations) and the Investors Tax Receivable Agreement (Exchanges)) in the amounts necessary so that each party to the Tax Receivable Agreements (other than the Corporate Taxpayer) shall have received the amount that it would have received if all payments by the Corporate Taxpayer had been in accordance with Section 3.3(b); provided that an Equity Plan Member’s obligation to pay over to the parties to the other Tax Receivable Agreements amounts received from the Corporate Taxpayer pursuant to this Section 3.3(c) shall terminate on the one year anniversary of the receipt by the Equity Plan Member of such amounts.

(d) The parties hereto agree that the parties to the Investors Tax Receivable Agreement (Reorganizations) and the Investors Tax Receivable Agreement (Exchanges) are expressly made third party beneficiaries of the provisions of this Section 3.3.

ARTICLE IV

TERMINATION

Section 4.1. Early Termination and Breach of Agreement.

(a) With the written approval of a majority of the Independent Directors, the Corporate Taxpayer may terminate this Agreement with respect to all amounts payable to the Equity Plan Members and with respect to all of the Units held by all Equity Plan Members at any time by paying to all of the Equity Plan Members the Early Termination Payment; provided, however, that this Agreement shall only terminate upon the receipt of the Early Termination Payment by the Equity Plan Members, and provided, further, that the Corporate Taxpayer may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payments by the Corporate Taxpayer, neither the Equity Plan Member nor the Corporate Taxpayer shall have any further payment obligations under this Agreement, other than for any (a) Tax Benefit Payment agreed to by the Corporate Taxpayer and the Equity Plan Member as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (b) is included in the Early Termination Payment). If an Exchange occurs after the Corporate Taxpayer exercises its termination rights under this Section 4.1(a), the Corporate Taxpayer shall have no obligations under this Agreement with respect to such Exchange.

(b) In the event that the Corporate Taxpayer breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but not be limited to, (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of a breach, (2) any Tax Benefit Payment agreed to by the Corporate Taxpayer and the Equity Plan Member as due and payable but unpaid as of the date of a breach, and (3) any Tax Benefit Payment due for the Taxable Year ending with or including the date of a breach. Notwithstanding the foregoing, in the event that the Corporate Taxpayer

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breaches this Agreement, the Equity Plan Members shall be entitled to elect to receive the amounts set forth in clauses (1), (2) and (3) above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three months of the date such payment is due. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of this Agreement if the Corporate Taxpayer fails to make any Tax Benefit Payment when due to the extent that the Corporate Taxpayer has insufficient funds to make such payment; provided that the interest provisions of Section 5.2 shall apply to such late payment (unless the Corporate Taxpayer does not have sufficient cash to make such payment as a result of limitations imposed by existing credit agreements to which EBS is a party, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate).

Section 4.2. Early Termination Notice. If the Corporate Taxpayer chooses to exercise its right of early termination under Section 4.1 above, the Corporate Taxpayer shall deliver to the Equity Plan Member notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporate Taxpayer’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment for the Equity Plan Member. The Early Termination Schedule shall become final and binding on all parties 30 calendar days from the first date on which the Equity Plan Member has received such Schedule or amendment thereto unless the Equity Plan Member (i) within 30 calendar days after receiving the Early Termination Schedule, provides the Corporate Taxpayer with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”) or (ii) provides a written waiver of such right of a Material Objection Notice within the period described in clause (i) above, in which case such Schedule becomes binding on the date the waiver is received by the Corporate Taxpayer (the “Early Termination Effective Date”). If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within 30 calendar days after receipt by the Corporate Taxpayer of the Material Objection Notice, the Corporate Taxpayer and the Equity Plan Member shall employ the Reconciliation Procedures.

Section 4.3. Payment upon Early Termination.

(a) Within three calendar days after the Early Termination Effective Date, the Corporate Taxpayer shall pay to the Equity Plan Member an amount equal to the Early Termination Payment. Such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by the Equity Plan Member or as otherwise agreed by the Corporate Taxpayer and the Equity Plan Member.

(b) “Early Termination Payment” shall equal, with respect to the applicable Equity Plan Member, the present value, discounted at the Early Termination Rate as of the Early Termination Effective Date, of all Tax Benefit Payments that would be required to be paid by the Corporate Taxpayer to such Equity Plan Member beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied.

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ARTICLE V

SUBORDINATION AND LATE PAYMENTS

Section 5.1. Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Corporate Taxpayer to the Equity Plan Member under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporate Taxpayer and its Subsidiaries (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Corporate Taxpayer that are not Senior Obligations.

Section 5.2. Late Payments by the Corporate Taxpayer. The amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to the applicable Equity Plan Member when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment or Early Termination Payment was due and payable.

ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.1. Participation in the Corporate Taxpayer’s and EBS’s Tax Matters. Except as otherwise provided herein, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporate Taxpayer and EBS, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporate Taxpayer shall notify the Equity Plan Members of, and keep the Equity Plan Members reasonably informed with respect to, the portion of any audit of the Corporate Taxpayer and EBS by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of the Equity Plan Members under this Agreement, and shall provide to the Equity Plan Members reasonable opportunity to provide information and other input to the Corporate Taxpayer, EBS and their respective advisors concerning the conduct of any such portion of such audit; provided, however, that the Corporate Taxpayer and EBS shall not be required to take any action that is inconsistent with any provision of the LLC Agreement.

Section 6.2. Consistency. The Corporate Taxpayer and the applicable Equity Plan Member agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including without limitation the Basis Adjustments and each Tax Benefit Payment) in a manner consistent with that specified by the Corporate Taxpayer in any Schedule required to be provided by or on behalf of the Corporate Taxpayer under this Agreement unless otherwise required by law.

Section 6.3. Cooperation. The applicable Equity Plan Members shall (a) furnish to the Corporate Taxpayer in a timely manner such information, documents and other materials as the Corporate Taxpayer may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the Corporate Taxpayer and its representatives to provide explanations of

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documents and materials and such other information as the Corporate Taxpayer or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporate Taxpayer shall reimburse the applicable Equity Plan Member for any reasonable third-party costs and expenses incurred pursuant to this Section.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile upon confirmation of transmission by the sender’s fax machine if sent on a Business Day (or otherwise on the next Business Day) or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Corporate Taxpayer, to:

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

Telephone: [Phone Number]

Facsimile: (615) 340-6153

Attention: General Counsel

with a copy (which shall not constitute notice to the Corporate Taxpayer) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Telephone: [Phone Number]

Facsimile: (212) 757-3990

Attention: John C. Kennedy, Esq.

If to the Equity Plan Members, to:

The address and facsimile number set forth in the records of EBS.

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

Section 7.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

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Section 7.3. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except to the extent provided under Section 3.3, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6. Successors; Assignment; Amendments; Waivers.

(a) An Equity Plan Member may assign any of his or her or its rights under this Agreement to any Person as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporate Taxpayer, agreeing to become an Equity Plan Member for all purposes of this Agreement, except as otherwise provided in such joinder.

(b) No provision of this Agreement may be amended unless such amendment is approved in writing by the Corporate Taxpayer and all Equity Plan Members; provided, that, the definition of Change of Control cannot be amended without the written approval of a majority of the Independent Directors. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporate Taxpayer shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place.

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence

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Section 7.7. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.8. Resolution of Disputes.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the Dispute fail to agree on the selection of an arbitrator within ten (10) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer admitted to the practice of law in the State of New York and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the Corporate Taxpayer may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Equity Plan Member (i) expressly consents to the application of paragraph (c) of this Section 7.8 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Corporate Taxpayer as agent of such Equity Plan Member for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Equity Plan Member of any such service of process, shall be deemed in every respect effective service of process upon the Equity Plan Member in any such action or proceeding.

(c) (i) EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 7.8, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another; and

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 7.8 and such parties agree not to plead or claim the same.

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Section 7.9. Reconciliation. In the event that the Corporate Taxpayer and an Equity Plan Member are unable to resolve a disagreement with respect to the matters governed by Sections 2.3, 4.2 and 6.2 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and unless the Corporate Taxpayer and the Equity Plan Member agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporate Taxpayer or the Equity Plan Member or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within fifteen (15) days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Exchange Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within 30 calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within 15 calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporate Taxpayer, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporate Taxpayer except as provided in the next sentence. The Corporate Taxpayer and the Equity Plan Member shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the Equity Plan Member’s position, in which case the Corporate Taxpayer shall reimburse the Equity Plan Member for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts the Corporate Taxpayer’s position, in which case the Equity Plan Member shall reimburse the Corporate Taxpayer for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporate Taxpayer and the Equity Plan Member and may be entered and enforced in any court having jurisdiction.

Section 7.10. Withholding. The Corporate Taxpayer shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporate Taxpayer is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporate Taxpayer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Equity Plan Member.

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Section 7.11. Admission of the Corporate Taxpayer into a Consolidated Group: Transfers of Corporate Assets.

(a) If the Corporate Taxpayer is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income tax return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state or local law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b) If any entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder transfers one or more assets to a corporation (or a Person classified as a corporation for U.S. income tax purposes) with which such entity does not file a consolidated tax return pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset. For purposes of this Section 7.11, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership.

Section 7.12. Confidentiality. Each Equity Plan Member and each assignee acknowledge and agree that the information of the Corporate Taxpayer is confidential and, except in the course of performing any duties as necessary for the Corporate Taxpayer and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of the Corporate Taxpayer and its Affiliates and successors, concerning EBS and its Affiliates and successors, the Original Members, or the other Equity Plan Members, learned by the Equity Plan Member heretofore or hereafter. This Section 7.12 shall not apply to (i) any information that has been made publicly available by the Corporate Taxpayer or any of its Affiliates, becomes public knowledge (except as a result of an act of such Equity Plan Member in violation of this Agreement) or is generally known to the business community and (ii) the disclosure of information to the extent necessary for an Equity Plan Member to prepare and file his or her or its Tax Returns, to respond to any inquiries regarding the same from any taxing authority or to prosecute or defend any action, proceeding or audit by any taxing authority with respect to such returns. Notwithstanding anything to the contrary herein, each Equity Plan Member and each assignee (and each employee, representative or other agent of such Equity Plan Member or assignee, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Corporate Taxpayer, EBS, the Original Members, the Equity Plan Members and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Equity Plan Members relating to such tax treatment and tax structure.

If an Equity Plan Member or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, the Corporate Taxpayer shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporate Taxpayer or any of its Subsidiaries, the Original Members, or the other Equity Plan Members and the accounts and funds managed by the Corporate Taxpayer and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence

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Section 7.13. Change in Law.

(a) Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in law, an Equity Plan Member reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such Equity Plan Member upon any Exchange to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for United States federal income tax purposes or would have other material adverse tax consequences to the Equity Plan Member (a “Change in Tax Law”), then at the election of such Equity Plan Member and to the extent specified by such Equity Plan Member, this Agreement (i) shall cease to have further effect, (ii) shall not apply to an Exchange occurring after a date specified by the Equity Plan Member, or (iii) shall otherwise be amended in a manner determined by the Equity Plan Member provided that such amendment shall not result in an increase in payments under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment (assuming that no payment is due under Section 7.13(b)).

(b) If an Equity Plan Member delivers to the Corporate Taxpayer a notice of acceleration accompanied by an opinion of a Qualified Tax Advisor to the effect that based upon such Change in Tax Law (taking into account any applicable administrative pronouncements or rulings, formal or informal Congressional actions or statements, or otherwise) (i) the existence of this Agreement will more likely than not cause income (other than income arising from receipt of a payment under this Agreement) recognized by such Equity Plan Member upon any Exchange to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for United States federal income tax purposes or would have other material adverse tax consequences to such Equity Plan Member, and (ii) substantially all of such income described in Section 7.13(b)(i) above would be more likely than not taxable at capital gain rates or such other material adverse tax consequences would be avoided as a result of making the election described in this Section 7.13(b), then such Equity Plan Member may elect to cause the Corporate Taxpayer to make a lump sum payment in lieu of the Tax Benefit Payments otherwise provided in this Agreement in accordance with the procedures described in Article IV, in an amount equal to the sum of the present values of all such Tax Benefits Payments, substituting in each case “70%” for “85%” in the calculation of Net Tax Benefit, discounted at the Early Termination Rate as of the effective date specified in the notice of acceleration, and assuming the Valuation Assumptions (1) through (5) are applied; provided, that no amount shall be payable under this Section 7.13(b) unless, with respect to at least 50% of the Units held by such Equity Plan Member at the time of execution of this Agreement, all rights to payments under this Agreement shall have been terminated pursuant to Section 7.13(a) (and for the avoidance of doubt, no payments pursuant to this Section 7.13(b) shall be made in respect of such Units); provided, further, that if such payment would be due on or after the effective date of the applicable Change in Tax Law, at the election of the Equity Plan Member, such payment shall to the extent reasonably practicable instead be made no later than the date prior to the effective date of the applicable Change in Tax Law (using the best available estimates and information at such time).

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(c) The Corporate Taxpayer shall have the right to satisfy its obligation to make a lump sum payment under Section 7.13(b) by issuing a subordinated debt instrument of the Corporate Taxpayer, with a maturity date seven years after issuance, with interest payment required to be made quarterly, and bearing interest at a rate equal to the lesser of (i) 6% per annum and (ii) LIBOR plus 200 basis points.

(d) Notwithstanding anything herein to the contrary, Section 3.3(b) and Section 3.3(c) of the Tax Receivable Agreements shall not apply to payments made by the Corporate Taxpayer pursuant to this Section 7.13.

[Remainder of Page Intentionally Left Blank]

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence

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IN WITNESS WHEREOF, the Corporate Taxpayer and each Equity Plan Member have duly executed this Agreement as of the date first written above.

EMDEON INC.

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Tax Receivable Agreement (Management)]

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EQUITY PLAN MEMBERS:

/s/ Tracy L. Bahl
Name: Tracy L. Bahl

/s/ Edward Caldwell
Name: Edward Caldwell

/s/ Patrick Coughlin
Name: Patrick Coughlin

/s/ Damien Creavin
Name: Damien Creavin

/s/ Dinyar S. Devitre
Name: Dinyar S. Devitre

/s/ J. Philip Hardin
Name: J. Philip Hardin

/s/ Jim D. Kever
Name: Jim D. Kever

/s/ Sajid A. Khan
Name: Sajid A. Khan

/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV

/s/ Frank J. Manzella
Name: Frank J. Manzella

/s/ Bob A. Newport, Jr.
Name: Bob A. Newport, Jr.

[Signature Page to Tax Receivable Agreement (Management)]

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

/s/ Philip M. Pead
Name: Philip M. Pead

/s/ Ben Scully
Name: Ben Scully

/s/ Ryan L. Smith
Name: Ryan L. Smith

/s/ Gregory Stevens
Name: Gregory Stevens

/s/ Gary D. Stuart
Name: Gary D. Stuart

[Signature Page to Tax Receivable Agreement (Management)]